UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2011

THE SERVICEMASTER COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-14762	36-3858106
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

860 Ridge Lake Boulevard, Memphis, Tennessee	38120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 597-1400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

Effective as of April 30, 2011, The ServiceMaster Company (the “Company”) and its wholly owned subsidiary, TruGreen Companies L.L.C. (“Seller”), consummated the previously announced disposition of the TruGreen LandCare business (“LandCare”) to LandCare Holdings, Inc. (as assignee of Commercial Finance Services 110-A, LLC, the “Buyer”), an affiliate of Aurora Capital Group, pursuant to the terms of a Purchase Agreement, dated as of April 21, 2011 (the “Purchase Agreement”).  The cash proceeds of the sale were $29.2 million, after giving effect to certain adjustments as of the closing date as set forth in the Purchase Agreement.  The proceeds are subject to certain post-closing adjustments, including adjustments based on working capital balances as of the closing of the sale, as set forth in the Purchase Agreement.  LandCare provides landscape maintenance services in the United States, primarily to commercial customers, and pursuant to the terms of the Purchase Agreement, the Buyer acquired the equity ownership interest in LandCare, which resulted in a transfer of substantially all of the assets of LandCare as part of the transaction.  As part of the transaction contemplated by the Purchase Agreement, Seller has agreed to provide to the Buyer a royalty-free license to use the “TruGreen LandCare” name pursuant to a Trademark License Agreement (the “Trademark License Agreement”) for a term of seven years, unless the Trademark License Agreement is terminated earlier in accordance with the terms set forth therein.

The above description of the Purchase Agreement and the Trademark License Agreement is qualified in its entirety by reference to the complete terms and conditions of the Purchase Agreement and the Trademark License Agreement, which were previously filed as Exhibit 10.1 and 10.2, respectively, to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on April 27, 2011, and are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(b)           Pro Forma Financial Information.

Attached hereto, and incorporated by reference herein, as Exhibit 99 are the Company’s unaudited pro forma consolidated statements of operations for the fiscal years ended December 31, 2010, 2009 and 2008, respectively, and the unaudited pro forma consolidated statement of financial position as of December 31, 2010, which give effect to the disposition of LandCare and have been derived from the audited consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 that has been filed with the SEC.

The unaudited pro forma consolidated financial statements have been provided for informational purposes only and do not purport to project the future financial position or operating results of the Company.  In accordance with pro forma rules, the pro forma unaudited consolidated statements of operations have been prepared as if the sale of LandCare occurred prior to January 1, 2008 and the pro forma unaudited consolidated statements of financial position have been prepared as if the sale of LandCare occurred on December 31, 2010.  The unaudited pro forma consolidated financial statements, including the notes thereto, should be read in conjunction with the Company’s audited consolidated financial statements and notes thereto included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2010 that has been filed with the SEC.

(d)           Exhibits.

Exhibit No.	Description of Exhibit

10.1

Purchase Agreement among TruGreen Companies L.L.C. and Commercial Finance Services 110-A, LLC and, solely for purposes of complying with its obligations under Section 8.5 and Section 13.17, The ServiceMaster Company, dated as of April 21, 2011 is incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed April 27, 2011 (File No. 001-14762).

10.2

Trademark License Agreement between TruGreen Companies L.L.C. and TruGreen LandCare L.L.C., dated as of April 21, 2011 is incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed April 27, 2011 (File No. 001-14762).

99	The Company’s unaudited pro forma financial information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2011	THE SERVICEMASTER COMPANY

	By:	/s/ David W. Martin
David W. Martin
Senior Vice President, Interim Chief Financial Officer and Chief Accounting Officer